Exhibit 10.19

                                 FIRST AMENDMENT
                                       TO
                  COMDIAL CORPORATION EXECUTIVE SEVERANCE PLAN


         THIS FIRST AMENDMENT (the "Amendment") to the Comdial Corporation Executive Severance Plan (the "Plan") is made as of July 31, 1997, pursuant to the authority under Section 13 of the Plan for the Board of Directors of Comdial Corpoation to amend the Plan, and shall be effective as of July 31,1997. Capitalized terms defined in the Plan shall have the same meanings when used in this Amendment, unless otherwise defined herein or unless the context expressly requires an alternate meaning.


         SECTION 1.        DEFINITIONS.

                  Section 1(h) is deleted and the following is substituted in lieu thereof:

                                  "(h)   'Executive'   shall   mean   only   the
                           individuals employed by the Company as Chief Executive Officer, President, Executive Vice
                           President, Senior Vice President, Chief Financial Officer, and Vice President, and any other employees specifically designated by the Committee as eligible under the Plan."

                  Section 1(p)(ii) is deleted and the following is substituted in lieu thereof:

                                  "(ii)  if  the  Executive  is  Executive  Vice
                           President, Senior Vice President, Chief Financial Officer or Vice President of Engineering, on the date 18 months thereafter,"

         Except as amended hereby, all of terms of the Plan shall remain and continue in full force and effect and are hereby confirmed in all respects.


                                              COMDIAL CORPORATION


                                              By:      /s/ Wayne R. Wilver
                                                       Wayne R. Wilver
                                                       Senior Vice President